Exhibit 99.1

THE BOARD OF DIRECTORS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 1st day of February, 2018;

The Board of Directors which was present for this meeting & took active part therein was:

Eyal Ballan

Udi Rieger

Eyal Barad

WHEREAS there has been presented to and considered by this meeting a Motion to Appoint Mr. Yasha Borstein as Chief Data Officer;

NOW THEREFORE BE IT RESOLVED that the full Board of Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.315, have unanimously decided and RESOLVED that:

YASHA BORSTEIN is hereby Appointed as Chief Data Officer of the Company.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 1st February, 2018

/s/ David E. Price

David E. Price, Esq., Secretary